UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2009

TC GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33646	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

The following information is furnished pursuant to Item 8.01, “Other Events.”

On May 5, 2009, our Board of Directors declared a special cash distribution of:

•	$1.03 per share of Common Stock calculated on a post split basis;

•	$0.14560 per share of Series A Preferred Stock (calculated on an unconverted basis); and

•	$0.12875 per share of Series B Preferred Stock (calculated on an unconverted basis).

If the special cash distribution on our preferred stock shown above were calculated on an “as-converted to common stock” basis, all classes of our outstanding stock would receive $1.03 per share.

The special distribution is payable on May 20, 2009, to shareholders of record on the close of business on April 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: May 11, 2009	By:	/s/ Andrew M. Wynne

Andrew M. Wynne
Vice-President and Chief Financial Officer